Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Goldfields International Inc.

(Formerly American Goldfields, Inc.)

(An exploration stage company):

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-186992) of Goldfields International Inc. (the “Company”) our report dated April 25, 2013 (relating to the financial statements of the Company which appears in this Form 10-K for the year ended January 31, 2013. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Robison, Hill & Co.

Certified Public Accountants

Salt Lake City, Utah

April 25, 2013